UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 31, 2006

MERCHANTS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9640	16-1280763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Main Street, Buffalo, New York 14202
(Address of principal executive offices)

(716) 849-3333
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

On October 31, 2006, Merchants Group, Inc. ("Merchants Group" or the "Company") entered into an Agreement and Plan of Merger ("Merger Agreement") with American European Group, Inc., a Delaware corporation ("AEG"), and American European Financial, Inc., a newly-formed Delaware corporation that is a wholly owned subsidiary of AEG ("Merger Sub"), pursuant to which Merger Sub will merge with and into Merchants Group (the "Merger"), with Merchants Group surviving the Merger.  Upon completion of the Merger, Merchants Group will be a wholly owned subsidiary of AEG.  In the Merger, each issued and outstanding share of Merchants Group common stock will be converted into the right to receive $33.00 per share in cash.  The total consideration for the acquisition of Merchants Group is approximately $70.8 million.

The board of directors of Merchants Group unanimously (1) approved the Merger Agreement and the Merger, (2) determined that the consideration to be paid in the Merger is fair to the Company's stockholders, and (3) resolved to recommend that the Company's stockholders approve the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement.

Completion of the Merger is expected in the first quarter of 2007, subject to the receipt of required approval by the Company's stockholders and applicable regulatory approvals including the approval of the New Hampshire Department of Insurance.  The Merger Agreement also contains customary non solicitation, fiduciary out and termination provisions.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Cautionary Statement

The Merger Agreement is incorporated to provide investors with complete information concerning its terms.  Except for its status as a contractual document that establishes and governs the legal relations among the parties to the Merger Agreement with respect to the Merger, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

Certain of the contractual representations made by the parties to the Merger Agreement are subject to a standard of materiality that may be different from that which the stockholders of Merchants Group may view as material to their interests.  Representations may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all of the facts.  Investors in Merchants Group securities are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

Item 7.01

Regulation FD Disclosure

A copy of a press release issued by Merchants Group, dated November 1, 2006, announcing the entry into the Merger Agreement is furnished herewith as Exhibit 99.2.

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits

99.1	Agreement and Plan of Merger, dated as of October 31, 2006, by and between Merchants Group, Inc., American European Group, Inc., and American European Financial, Inc.

99.2	Press Release, dated November 1, 2006, of Merchants Group, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANTS GROUP, INC.
(Registrant)

Date: November 2, 2006	By:	/s/ Thomas E. Kahn
Thomas E. Kahn
Chairman of the Board

EXHIBIT INDEX

Exhibit Number	Description
99.1	Agreement and Plan of Merger, dated as of October 31, 2006, by and between American European Group, Inc., and American European Financial, Inc.

99.2	Press Release, dated November 1, 2006, of Merchants Group, Inc.